                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF

                               TOTAL SPORTS INC.


     TOTAL SPORTS INC., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

     FIRST:    The original Certificate of Incorporation of Total Sports Inc.
was filed with the Secretary of State of Delaware on March 29, 1998.

     SECOND:   The Restated Certificate of Incorporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of
          ---------
Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of Total Sports Inc.

     THIRD:    The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is incorporated herein by
                     ---------
this reference.

     IN WITNESS WHEREOF, TOTAL SPORTS INC. has caused this Certificate to be signed by the Chief Executive Officer and the Assistant Secretary this 12th day of November 1999.


                              TOTAL SPORTS INC.


                              By: /s/ Frank Daniels III
                                  ---------------------
                                  Frank A. Daniels, III
                                  Chief Executive Officer

ATTEST:

By: /s/ Petra Weishaupt
   ------------------------
        Petra Weishaupt
        Assistant Secretary

                                  EXHIBIT A
                                  ---------

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               TOTAL SPORTS INC.


1.   Name.  The name of the Corporation is Total Sports Inc. (the
     ----
"Corporation").

2.   Address.  The address of the Corporation's registered office in the State
     -------
of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, DE 19801, The name of its registered agent at such address is The Corporation Trust Company.

3.   Purpose.  The purpose for which the Corporation is organized is to engage
     -------
in any lawful act or activity for which corporations may be organized under the General Corporate Law of Delaware.

4.   Authorization and Designation of Capital Stock.  The total number of shares
     ----------------------------------------------
of Capital Stock (as defined below) which the Corporation shall have authority to issue is Twenty-seven Million Five Hundred Thousand (27,500,000), which shall consist of: (i) Seven Hundred Sixty-one Thousand Nine Hundred Three (761,903) shares of undesignated Preferred Stock, par value $.001 per share, (ii) One Hundred Twenty-five Thousand (125,000) shares of Series A Redeemable Preferred Stock, par value $10.00 per share (the "Series A Preferred Stock"), (iii) Five Hundred Eighteen Thousand Eight Hundred Forty-one (518,841) shares of Series B Convertible Preferred Stock, par value $4.492 per share (the "Series B Preferred Stock"); (iv) One Million Four Hundred Eighteen Thousand Two Hundred (1,418,200) shares of Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock); (v) Six Hundred Thirty Thousand Seven Hundred Fifty-six (630,756) shares of Series C1 Convertible Preferred Stock, par value $.001 per share (the "Series C1 Preferred Stock," collectively with the Series C Preferred Stock, the "Combined Series C Stock"); (vi) Two Million Two Hundred Thirty Thousand Two Hundred Sixty (2,230,260) shares of Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock");
(vii) One Million Three Thousand Six Hundred Seventeen (1,003,617) shares of Series D1 Convertible Preferred Stock, par value $.001 per share (the "Series D1 Preferred Stock," collectively with the Series D Preferred Stock, the "Combined Series D Stock"); (viii) Eight Hundred Eleven Thousand Four Hundred Twenty-three (811,423) shares of Series E Convertible Preferred Stock, par value $.001 per share (the "Series E Preferred Stock") and (ix) Twenty Million (20,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock," together with the undesignated Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock and Series D1 Preferred Stock, the "Capital Stock"). Subject to
Article 4(B) below, the undesignated Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. A statement of the respective powers, dividends, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock is as follows.

     A.   Dividends.
          ---------

          (1) Series A Preferred Stock.  The holders of the Series A Preferred
              ------------------------
     Stock shall be entitled to receive, out of funds legally available for the declaration of dividends, cumulative dividends in cash, when, as and if declared by the board of directors of the Corporation (the "Board of Directors"), at the rate of $1.20 per share per annum (the "Series A Dividend"), payable quarterly on January 1, April 1, July 1 and October 1 of each year, beginning April 1, 1997, except if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next succeeding day which is not a Saturday, Sunday or legal holiday (the date such dividends are payable hereunder is referred to as a "Series A Preferred Dividend Payment Date"). Such dividends shall commence to accrue on the shares of the Series A Preferred Stock and be cumulative from and after the date of issuance of such shares of the Series A Preferred Stock (whether or not dividends are declared by the Board of Directors). The date on which the Corporation initially issues any share of Series A Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such shares is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. To the extent not paid on the Series A Preferred Dividend Payment Date, all dividends which have accrued on each share of Series A Preferred Stock outstanding during the three month period (or other period in the case of the initial Series A Preferred Dividend Payment Date) ending upon each such Series A Preferred Dividend Payment Date shall be accumulated and shall remain accumulated dividends with respect to such share until paid to the holder thereof. So long as any share of Series A Preferred Stock remains outstanding, no dividends shall be paid upon, or declared or set apart for, the Series B Preferred Stock, the Series C Preferred Stock, the Series C1 Preferred Stock, the Series D Preferred Stock, the Series D1 Preferred Stock, the Common Stock or any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to payment of dividends or rights on liquidation (the Series B Preferred Stock, the Series C Preferred Stock, the Series C1 Preferred Stock, the Series D Preferred Stock, the Series D1 Preferred Stock, the Common Stock and any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock being collectively referred to as "Junior Securities"), unless and until all cumulative dividends on the then outstanding shares of the Series A Preferred Stock for all past dividends periods shall have been or concurrently shall be paid.

          (2) Series B Preferred Stock; Series C Preferred Stock; Series C1
              -------------------------------------------------------------
     Preferred Stock, Series D Preferred Stock and Series D1 Preferred Stock.
     -----------------------------------------------------------------------
     The Series B Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock and

     Series D1 Preferred Stock (hereinafter collectively referred to as the "Senior Preferred Stock") shall rank pari passu with respect to dividend rights. The holders of the Senior Preferred Stock shall be entitled to receive, out of funds legally available for the declaration of dividends, cumulative dividends in cash, when, as and if declared by the Board of Directors, at the rate of (i) $.54 per share per annum for Series B Preferred Stock, (ii) $0.85 per share per annum for Series C Preferred Stock, (iii) $1.14 per share per annum for Series C1 Preferred Stock, and
     (iv) $1.99 per share per annum for Combined Series D Stock, each dividend amount subject to adjustment for stock splits, combinations, dividends, recapitalizations and the like, and payable quarterly beginning June 1, 1997, for Series B Preferred Stock, September 1, 1998 for Series C Preferred Stock, December 1, 1998 for Series C1 Preferred Stock and December 1, 1999 for Combined Series D Stock, except if such dates are a Saturday, Sunday or legal holiday then such dividend shall be payable on the next succeeding day which is not a Saturday, Sunday or legal holiday. Such dividends shall commence to accrue on the shares of the Senior Preferred Stock and be cumulative from and after the date of issuance of such shares (whether or not such dividends are declared by the Board of Directors); provided, however, that if any shares of Senior Preferred Stock remain outstanding on September 30, 2004, then all accumulated and unpaid dividends on such Senior Preferred Stock shall be paid in cash to the holders thereof. The date on which the Corporation initially issues any share of Senior Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfers of such share are made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. To the extent not paid on the quarterly dates, all dividends which have accrued on each share of Senior Preferred Stock outstanding during the three month period (or other period in the case of the initial quarter following the date of issuance of such share of Senior Preferred Stock) ending upon each quarter shall be accumulated and shall remain accumulated dividends with respect to such share until (i) paid to the holder thereof, (ii) the conversion of the Senior Preferred Stock pursuant to Article 4(E) hereof, whereby any outstanding accumulated dividends shall be forfeited upon such conversion or (iii) as otherwise provided in this
     Article 4(A)(2). So long as any share of Senior Preferred Stock remains outstanding, no dividends shall be paid upon, or declared or set apart for the Common Stock unless and until all cumulative dividends on the then outstanding shares of the Series B, Series C, Series C1, Series D and Series D1 Preferred Stock for all past dividends periods shall have been, or concurrently shall be, paid.

          With respect to the declaration, payment and setting apart of dividends, other than in Common Stock, whether of cash, securities of other persons, evidences of indebtedness, assets, Convertible Securities (as defined herein) or rights to acquire any of the above, the holders of Combined Series D Stock shall be entitled to participate with the Common Stock and receive, before any dividends shall be declared and paid upon or set aside for the Common Stock, the same dividends or distributions, on an as-converted basis, as are proposed to be distributed to the holders of Common Stock. Each share of Combined Series D Stock shall be treated for purposes of such participation as being equal to the number of shares of Common Stock (which may be a fraction) into which such share could then be converted.

          (3) Series E Preferred Stock.  The Series E Preferred Stock shall not
              ------------------------
     be entitled to dividends.

          (4) Common Stock.  The holders of the shares of Common Stock shall be
              ------------
     entitled to dividends when, as, and if declared by the Board of Directors, subject to the dividend preferences set forth above for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C1 Preferred Stock, the Series D Preferred Stock and the Series D1 Preferred Stock.

     B.   Voting.
          ------

          (1) Series A Preferred Stock.  Except as required by law and as
              ------------------------
     expressly provided in the following sentence, the holders of the Series A Preferred Stock shall not be entitled to vote on any matters with respect to such Series A Preferred Stock on which holders of Common Stock are entitled to vote, either together with the holders of any class of shares of the Corporation as a class, as a separate class or as a separate series. The holders of the Series A Preferred Stock shall be entitled to vote (including a vote by written consent) separately as a class on any: (i) proposed amendment to this Certificate of Incorporation which would increase or decrease the aggregate number of authorized shares of Series A Preferred Stock or increase or decrease the par value of the shares of Series A Preferred Stock, (ii) proposal to create a new class of shares having rights and preferences equal, prior or superior to the Series A Preferred Stock and (iii) proposed amendments of this Certificate of Incorporation that would adversely affect the powers, preferences, participations, rights, qualifications or restrictions of the Series A Preferred Stock. Any matter on which the holders of the Series A Preferred Stock are entitled to vote as a class requires the affirmative vote of holders holding a majority of the issued and outstanding Series A Preferred Stock.

          (2) Series B Preferred Stock.  The holders of the Series B Preferred
              ------------------------
     Stock shall be entitled to vote (including a vote by written consent) the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could then be converted (as of the record date for such vote) on any matters with respect to such Series B Preferred Stock on which holders of Common Stock are entitled to vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B Preferred Stock held by each holder could be converted) shall be adjusted to the nearest whole number. The holders of the Series B Preferred Stock shall also be entitled to vote (including a vote by written consent) separately as a class as required by law and on any: (i) proposed amendment to this Certificate of Incorporation which would increase or decrease the aggregate number of authorized shares of Series B Preferred Stock or increase or decrease the par value of the shares of Series B Preferred Stock, (ii) proposal to create a new class of shares having rights and preferences equal, prior or superior to the Series B Preferred Stock and (iii) proposed amendments of this

     Certificate of Incorporation that would adversely affect the powers, preferences, participations, rights, qualifications or restrictions of the Series B Preferred Stock. Any matter on which the holders of the Series B Preferred Stock are entitled to vote as a class requires the affirmative vote of holders holding more than 80% of the issued and outstanding Series B Preferred Stock.

          (3)  Combined Series C Stock.  The holders of the Combined Series C
               -----------------------
     Stock shall be entitled to vote (including a vote by written consent) the number of votes equal to the number of shares of Common Stock into which such shares of Combined Series C Stock could then be converted (as of the record date for such vote) on any matters on which holders of Common Stock are entitled to vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Combined Series C Stock held by each holder could be converted) shall be adjusted to the nearest whole number. The holders of the Combined Series C Stock shall also be entitled to vote (including a vote by written consent) separately as a class as required by law and on any: (i) proposed amendment to this Certificate of Incorporation which would increase or decrease the aggregate number of authorized shares of Combined Series C Stock or increase or decrease the par value of the shares of Combined Series C Stock, (ii) proposal to create a new class of shares having rights and preferences equal, prior or superior to the Combined Series C Stock and (iii) proposed amendments of this Certificate of Incorporation that would adversely affect the powers, preferences, participations, rights, qualifications or restrictions of the Combined Series C Stock. Any matter on which the holders of the Combined Series C Stock are entitled to vote as a class requires the affirmative vote of holders holding more than 80% of the issued and outstanding Combined Series C Stock.

          (4)  Combined Series D Stock.  The holders of the Combined Series D
               -----------------------
     Stock shall be entitled to vote (including a vote by written consent) the number of votes equal to the number of shares of Common Stock into which such shares of Combined Series D Stock could then be converted (as of the record date for such vote) on any matters with respect to such Combined Series D Stock on which holders of Common Stock are entitled to vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Combined Series D Stock held by each holder could be converted) shall be adjusted to the nearest whole number. The holders of the Combined Series D Stock shall also be entitled to vote (including a vote by written consent) separately as a class as required by law and on any: (i) proposed amendment to this Certificate of Incorporation which would increase or decrease the aggregate number of authorized shares of Series D Preferred Stock or Series D1 Preferred Stock or increase or decrease the par value of the shares of Series D Preferred Stock or Series D1 Preferred Stock; (ii) proposal to create a new class of shares having rights and preferences equal, prior or superior to the Series D Preferred Stock or Series D1 Preferred Stock; (iii) proposed amendments of this Certificate of Incorporation or the Bylaws of the Corporation that would adversely affect the powers, preferences, participations, rights, qualifications or restrictions of the Series

     D Preferred Stock or Series D1 Preferred Stock; (iv) payment or declaration of any dividend or distribution on any shares of its Common Stock, Series B Preferred Stock, Series C Preferred Stock or Series C1 Preferred Stock (except the mandatory payment of dividends on such series of Preferred Stock pursuant to Article 4(A)(2) and except stock dividends payable in Common Stock), or application of any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock (except the redemption of Series A Preferred Stock other than pursuant to Article 4D(2)), except for repurchases of shares from former employees or consultants upon termination of their service to the Corporation pursuant to the terms of stock purchase agreements providing for such repurchases at the original issuance prices for such shares; (v) authorization for the sale or grant of options to purchase greater than 1,172,943 shares of the Corporation's Common Stock to officers, directors or employees of or consultants to the Corporation; and (vi) change in the authorized number of directors on the Board of Directors. Any matter on which the holders of the Combined Series D Stock are entitled to vote as a class requires the affirmative vote of holders holding more than a majority of the issued and outstanding Combined Series D Stock.

          (5) Series E Preferred Stock.  Except as required by law and expressly
              ------------------------
     provided in the following sentence, the holders of Series E Preferred Stock shall not be entitled to vote on any matters with respect to such Series E Preferred Stock on which holders of Common Stock are entitled to vote, either together with the holders of any class of shares of the Corporation as a class, as a separate class or as a separate series. The holders of Series E Preferred Stock shall be entitled to vote (including a vote by written consent) separately as a class on any proposed amendments of this Certificate of Incorporation that would adversely affect the powers, preferences, participations, rights, qualifications or restrictions of the Series E Preferred Stock. Any matter on which the holders of the Series E Preferred Stock are entitled to vote as a class requires the affirmative vote of holders holding a majority of the issued and outstanding Series E Preferred Stock

          (6) Common Stock.  Each holder of Common Stock on the record date for
              ------------
     the determination of stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited (the "Record Date") shall be entitled to one (1) vote per share of Common Stock held of record on the Record Date at each meeting of the stockholders and at each written action of stockholders in lieu of meetings with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

     C.   Liquidation Preference.
          ----------------------

          (1) Series A Preferred Stock.  Upon the occurrence of any Liquidating
              ------------------------
     Event (as defined below), the holders of the Series A Preferred Stock shall be entitled to receive $10.00 for each share of Series A Preferred Stock (together with all accrued and unpaid dividends thereon on each such share of the Series A Preferred Stock) (the "Series A

     Liquidation Preference"), before any distribution of the assets of the Corporation shall be made in respect of the Common Stock or Preferred Stock. If, upon such Liquidating Event, the assets distributable to the holders of the Series A Preferred Stock shall be insufficient to permit the payment of the Series A Liquidation Preference, the assets of the Corporation shall be distributed to the holders of the Series A Preferred Stock ratably until the holders shall have received the full amount to which they would otherwise be entitled. After payments to the holders of the Series A Preferred Stock of the Series A Liquidation Preference provided for in this Article 4(C)(1), the holders of the Series A Preferred Stock shall be entitled to no further participation to any distribution of assets by the Corporation with respect to such Series A Preferred Stock. If the assets of the Corporation are sufficient to permit the payment of the Series A Liquidation Preference to the holders of the Series A Preferred Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided as provided for below in this Section 4.

          (2) Series B Preferred Stock, Series C Preferred Stock, Series C1
              -------------------------------------------------------------
     Preferred Stock, Series D Preferred Stock and Series D1 Preferred Stock.
     -----------------------------------------------------------------------
     Upon the occurrence of any Liquidating Event, and after the payment in full of the Series A Liquidation Preference to the holders of Series A Preferred Stock but before any distribution of the assets of the Corporation shall be made in respect of the Common Stock, the holders of the Senior Preferred Stock shall be entitled to receive an amount in cash or other consideration distributed in connection with such Liquidating Event equal to the greater of (i) $4.492 for each share of Series B Preferred Stock (together with all accrued and unpaid dividends thereon on each such share of the Series B Preferred Stock) (the "Series B Liquidation Preference"), $7.106 for each share of Series C Preferred Stock (together with all accrued and unpaid dividends thereon on each such share of the Series C Preferred Stock) (the "Series C Liquidation Preference"), $9.490 for each share of Series C1 Preferred Stock (together with all accrued and unpaid dividends thereon on each such share of the Series C1 Preferred Stock) (the "Series C1 Liquidation Preference"), $33.18 for each share of Series D Preferred Stock (together with accrued and unpaid dividends thereon on each such share of the Series D Preferred Stock) (the "Series D Liquidation Preference") and $16.59 for each share of Series D1 Preferred Stock (together with accrued and unpaid dividends thereon on each such share of the Series D1 Preferred Stock) (the "Series D1 Liquidation Preference"), each such per share price subject to adjustments for stock splits, stock dividends, stock combinations and the like affecting such series of Preferred Stock, or (ii) the consideration which would have been paid with respect to the Common Stock issuable upon conversion of the Senior Preferred Stock held by such holder upon any such Liquidating Event had all of the outstanding Senior Preferred Stock been converted into shares of Common Stock immediately prior to such Liquidating Event. Upon the payment of the Series B Liquidation Preference, the Series C Liquidation Preference, the Series C1 Liquidation Preference, the Series D Liquidation Preference, the Series D1 Liquidation Preference or the amount described in (ii) above, if greater, the holders of Senior Preferred Stock shall not be entitled to any further payment. If, upon any such Liquidating Event, the amount payable pursuant to clause (i) above is greater than the amount payable pursuant to clause
     (ii) above and the Corporation's assets
     to be distributed among the holders of the Senior Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid pursuant to clause (i) above, then the entire assets available to be distributed to the holders of Senior Preferred Stock (after payment to the holders of the Series A Preferred Stock of the Series A Liquidation Preference) shall be distributed ratably among such holders of Senior Preferred Stock in proportion to the full aggregate Series B Liquidation Preference, Series C Liquidation Preference, Series C1 Liquidation Preference, Series D Liquidation Preference and Series D1 Liquidation Preference each such holder is otherwise entitled to receive under this Article 4(c)(2). Not less than 20 days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidating Event to each record holder of Senior Preferred Stock setting forth in reasonable detail the amount of proceeds payable under each of clause (i) and clause (ii) above with respect to each share of each series of Senior Preferred Stock and each share of Common Stock in connection with such Liquidating Event.

          (3) Series E Preferred Stock.  Upon the occurrence of any Liquidating
              ------------------------
     Event, and after the payment in full of the Series A Liquidation Preference, Series B Liquidation Preference, Series C Liquidation Preference, Series C1 Liquidation Preference, Series D Liquidation Preference and Series D1 Liquidation Preference or other preferential amount to the holders of Senior Preferred Stock pursuant to Article 4(C)(2) above, but before any distribution of the assets of the Corporation shall be made in respect of the Common Stock, the holders of the Series E Preferred Stock shall be entitled to receive an amount in cash or other consideration distributed in connection with such Liquidating Event equal to the amount (if any) by which $32.11, subject to adjustments for stock splits, stock dividends, stock combinations and the like on the Series E Preferred Stock, exceeds the per share amount, if any, distributable on each share of Common Stock in accordance with Section C(4) below (after giving effect to the payment of the Series E Liquidation Preference pursuant to this Section C(3)) for each share of Series E Preferred Stock (the "Series E Liquidation Preference"). Each holder of a share of Series E Preferred Stock who is also a holder of a share of Common Stock (such shares of Series E Preferred Stock and Common Stock collectively referred to as a "Unit") shall receive an aggregate of no less than $32.11 per Unit, subject to adjustment for stock splits, stock dividends, stock combinations and the like, pursuant to this Section C(3) and Section C(4) below. If, upon such Liquidating Event, the assets distributable to the holders of the Series E Preferred Stock shall be insufficient to permit the full payment of the Series E Liquidation Preference, then the entire assets available to be distributed to the holders of Series E Preferred Stock shall be distributed ratably among such holders of Series E Preferred Stock. After payments to the holders of Series E Preferred Stock of the Series E Liquidation Preference provided for in this Article 4(C)(3), the holders of the Series E Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation with respect to such Series E Preferred Stock.

          (4) Common Stock.  Any assets of the Corporation remaining after the
              ------------
     payments specified in Articles 4(C)(1), 4(C)(2) and 4(C)(3) above shall be distributed with respect to the outstanding shares of Common Stock pro rata.

          (5) Liquidating Event.  A "Liquidating Event" shall mean (i) any
              -----------------
     liquidation, dissolution or winding up of the Corporation, either voluntary of involuntary, or (ii) a sale, transfer or other disposition of all or substantially all the assets of the Corporation to, or a merger or consolidation into, an entity that is not controlled, directly or indirectly, by the stockholders holding a majority of the voting power of the Corporation immediately before such transaction; for purposes of this definition, "control" shall mean ownership of more than 50% of the voting power of an entity; provided, however, if the holders of a majority of the
                         --------  -------
     shares of Series A, Series B, Series C, Series C1, Series D and Series D1 Preferred Stock, each voting separately as a class, so elect by giving written notice to the Corporation before the effective date of a merger or consolidation that would otherwise be a Liquidating Event as defined herein, such merger or consolidation shall not be deemed a Liquidating Event and the provisions of Article 4(E)(5) shall apply. For purposes of this Article 4(C), if any assets distributed to stockholders upon the occurrence of any Liquidating Event consist of property other than cash or securities, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation. If the consideration distributed upon occurrence of a Liquidating Event is in the form of securities, then the amount of such distribution shall be equal to the "Market Price" of such securities as determined under Section E(3)(e) of this Article 4.

     D.   Series A Preferred Stock Redemption.  The Corporation may redeem, and
          -----------------------------------
shall be required to redeem, shares of Series A Preferred Stock as provided in this Article 4(D).

          (1) Mandatory Redemption of Series A Preferred Stock.  Unless all
              ------------------------------------------------
     shares of Series A Preferred Stock have been previously redeemed, the Corporation shall, at the option of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, redeem all shares of Series A Preferred Stock outstanding at a price per share equal to the Series A Liquidation Preference (the "Series A Redemption Price") upon the earliest to occur of any of the following: (i) June 2, 2002; (ii) the occurrence of an Extraordinary Event (as defined below); or (iii) the occurrence of a Liquidating Event; provided, however, that any redemption
                                        --------  -------
     of the Series A Preferred Stock pursuant to this Article 4(D)(1) shall also be subject to Article 4(D)(3).

               (a) Notice of Redemption.  At least five (5) but not more than
                   --------------------
          twenty (20) days prior to the redemption of any shares of Series A Preferred Stock pursuant to this Article 4(D), the Corporation shall transmit notice via first class mail postage prepaid to each holder of record of all shares of Series A Preferred Stock to be redeemed at the holder's address set forth in the records of the Corporation. Such notice shall state the date fixed for redemption (the "Redemption Date") and the Series A Redemption Price and shall call upon the holder to surrender to the Corporation on the Redemption Date at the place designated in the notice such holder's certificate or certificates representing shares of the Series A Preferred Stock to be redeemed. In case of redemption of only a portion of the outstanding Series A Preferred Stock, the redemption shall be made pro rata among all holders of Series A Preferred Stock. On or after the Redemption Date, each holder of shares of Series A Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice in exchange for payment of the Series A Redemption Price. Such certificates, if required, shall be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank. If any holder of Series A Preferred Stock shall fail to tender its shares of Series A Preferred Stock as provided above, the Corporation shall have the right to cancel said shares upon its books and pay to such holder the Series A Redemption Price for such shares. Any such cancelled shares shall for all purposes be considered to have been redeemed as provided herein. If funds legally available for such purposes are not sufficient for the redemption, then the certificates representing shares of Series A Preferred Stock surrendered for redemption shall be deemed not to be surrendered, and such shares shall remain outstanding.

               (b) Series A Redemption Price.  If the funds of the Corporation
                   -------------------------
          legally available for redemption of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date or if any such funds are restricted pursuant to covenants or default provisions contained in the Company's financing documents, those funds which are legally available or unrestricted will be used to redeem the maximum possible number of shares of Series A Preferred Stock ratably among the holders of such shares to be redeemed based upon each holder's aggregate Series A Liquidation Preference. The Company shall pay the remainder of the Series A Redemption Price in the form of a promissory note (the "Note") of the Company payable in the principal amount of the remainder of the Series A Redemption Price plus fourteen percent (14%) interest per annum payable in six (6) equal semi-annual installments over three (3) years. The Note shall be on terms satisfactory to the holders of Series A Preferred Stock, be subordinate in right of payment to conventional bank financing and rank equal to all other existing unsecured indebtedness of the Corporation.

          (2) Optional Redemption of Series A Preferred Stock.  Subject to
              -----------------------------------------------
     Article 4(D)(3) below, the Corporation may, at any time and from time to time, call for a redemption and repurchase any and all shares of Series A Preferred Stock for a purchase price per share equal to the Series A Redemption Price. Any such redemption and repurchase shall be made from funds legally available for such purpose and which are otherwise not restricted.

          (3) Extraordinary Event.  Upon the occurrence of an Extraordinary
              -------------------
     Event (as defined below), the holders of shares of Series A Preferred Stock will calculate the annual internal rate of return on the Common Stock exercisable under warrants of the Corporation held by them (the "Warrantholders") (taking into account the aggregate purchase price paid for the Series A Preferred Stock and related warrants and any dividends paid on the Series A Preferred Stock) in accordance with Venture Economics Investor Services standards attached as Exhibit 8.14 to the Investment Agreement dated June 2, 1997 among Total Ltd., a North Carolina corporation and predecessor in interest to the Company, and certain securityholders (the "Internal Rate of Return") that the Warrantholders would be entitled to receive upon consummation of an Extraordinary Event. If the Internal Rate of Return which the Warrantholders are entitled to receive is less than forty-five percent (45%) pursuant to the Extraordinary Event, (including in such calculation any incremental amounts which the holders of Common Stock have elected to pay to the Warrantholders), then the holders of Series A Preferred Stock shall have the right to require a redemption of the Series A Preferred Stock in accordance with Article 4(D)(1). If the Internal Rate of Return (including in such calculation any incremental amounts which the holders of Common Stock have elected to pay to the Warrantholders), is forty-five percent (45%) or greater pursuant to an Extraordinary Event, then the holders of Series A Preferred Stock shall not have the right to require a redemption of the Series A Preferred Stock in accordance with Article 4(D)(1), and the Corporation may redeem the Series A Preferred Stock (and all accrued and unpaid dividends thereon) upon payment of the Extraordinary Event Redemption Price (as defined below). For purposes of this Article 4, "Extraordinary Event" means the
                                              -------------------
     occurrence or consummation of a transaction or series of related transactions resulting in: (i) the Corporation's sale of all or substantially all of its assets or the acquisition of the Corporation by another entity by means of a merger, consolidation, or other transaction as a result of which stockholders of the Corporation immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition and in which the Warrantholders will receive cash or securities; or (ii) the consummation of a registered public offering of Common Stock or other equity interests of the Corporation. "Extraordinary Event Redemption Price" means an amount per share of issued
     -------------------------------------
     and outstanding Series A Preferred Stock equal to $.01.

     E.   Conversion of Series B, Series C, Series C1, Series D, Series D1 and
          --------------------------------------------------------------------
Series E Preferred Stock.  Each holder of shares of Series B, Series C, Series
------------------------
C1, Series D, Series D1 and Series E Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, at any time and from time to time, into shares of the Common Stock of the Corporation as follows:

          (1)  Optional Conversion.
               -------------------

               (a) Series B, Series C, Series C1, Series D and Series D1
                   -----------------------------------------------------
          Preferred Stock.  Subject to and in compliance with the provisions of
          ---------------
          this Article 4(E), any or all shares of the Series B Preferred Stock, at the option of the holder, may be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock by multiplying the number of shares of Series B Preferred Stock to be converted by $4.492 and dividing the result by the Series B Conversion Price (as defined below) then in effect. Subject to and in compliance with the provisions of this Article 4(E), any or all shares of the Series C Preferred Stock, at the option of the holder, may be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock by multiplying the number of shares of Series B Preferred Stock to be converted by $4.492 and dividing the result by the Series B Conversion Price (as defined below) then in effect. Subject to and in compliance with the provisions of this Article 4(E), any or all shares of the Series C Preferred Stock, at the option of the holder, may be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock by multiplying the number of shares of Series C Preferred Stock to be converted by $7.106 and dividing the result by the Series C Conversion Price (as defined below) then in effect. Subject to and in compliance with the provisions of this Article 4(E), any or all shares of the Series C1 Preferred Stock, at the option of the holder, may be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock by multiplying the number of shares of Series C1 Preferred Stock to be converted by $9.490 and dividing the result by the Series C1 Conversion Price (as defined below) then in effect. Subject to and in compliance with the provisions of this Article 4(E), any or all shares of the Series D Preferred Stock, at the option of the holder, may be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock by multiplying the number of shares of Series D Preferred Stock to be converted by $16.59 and dividing the result by the Series D Conversion Price (as defined below) then in effect. Subject to and in compliance with the provisions of this Article 4(E), any or all shares of the Series D1 Preferred Stock, at the option of the holder, may be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock by multiplying the number of shares of Series D1 Preferred Stock to be converted by $16.59 and dividing the result by the Series D1 Conversion Price (as defined below) then in effect.

          (b) Series E Preferred Stock.  Subject to and in compliance with
              ------------------------
     the provisions of this Article 4(E), any or all shares of the Series E Preferred Stock, at the option of the holder, may be converted at any time or from time to time into shares of Common Stock by multiplying the number of shares of Series E Preferred Stock to be converted by 1/100,000/th/ of one share, subject to adjustment for stock splits, combinations, dividends, recapitalizations and the like, of fully-paid and nonassessable shares (calculated to the largest whole share) of Common Stock (the "Series E Conversion Rate").

     (2)  Conversion Price.  The initial conversion price per share of
          ----------------
Series B Preferred Stock (the "Series B Conversion Price") shall be equal to $4.492, subject to adjustment as hereinafter provided. The initial conversion price per share of Series C Preferred Stock (the "Series C Conversion Price") shall be equal to $7.106, subject to adjustment as hereinafter provided. The initial conversion price per share of Series C1 Preferred Stock (the "Series C1 Conversion Price") shall be equal to $9.490, subject to adjustment as hereinafter provided. The initial conversion price per share of Series D Preferred Stock (the "Series D Conversion Price") shall be equal to $16.59, subject to adjustment as hereinafter provided. The initial conversion price per share of Series D1 Preferred Stock (the "Series D1 Conversion Price") shall be equal to $16.59, subject to adjustment as hereinafter provided.

          (a) At any time prior to November 12, 2000, and with respect to only the Series D Preferred Stock and Series D1 Preferred Stock, if the Corporation issues or sells, or in accordance with Article 4(E)(3) below is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series D Conversion Price or Series D1 Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale, or deemed issue or sale, such Series D Conversion Price or Series D1 Conversion Price shall be reduced to the new issue price or deemed issue price for such Common Stock.

          (b) At any time with respect to the Series B, Series C and Series C1 Preferred Stock, and on or after November 12, 2000 with respect to the Combined Series D Stock, if and whenever the Corporation issues or sells, or in accordance with Article 4(E)(3) below is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the applicable Conversion Price shall be reduced to a Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the applicable Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. "Common Stock Deemed
                                                        -------------------
     Outstanding" means, at any given time, the number of shares of Common Stock
     -----------
     actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding assuming exercise and/or conversion of the Corporation's Options and Convertible Securities (as defined below), whether or not such Options or Convertible Securities are actually exercisable at such time.

          (c) Notwithstanding the foregoing and only with respect to the Series D Preferred Stock, immediately prior to the consummation of an initial Public Offering (as defined below) of the Common Stock of the Corporation in which the price per share at which such shares of Common Stock are initially sold to the public (the "IPO Price") is less than the product of
                                        ---------
     the Series D Conversion Price in effect immediately prior to such transaction multiplied by two (2) (the "Adjusted Series D Price"), then the
                                             -----------------------
     Series D Conversion Price in effect immediately prior to the closing of such transaction shall be reduced to a new Series D Conversion Price determined by dividing the current Series D Conversion Price by the quotient of: (A) the Adjusted Series D Price, divided by (B) the IPO Price. A "Public Offering" means any offering by the Corporation of its equity or
        ---------------
     debt securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force. In no event shall any adjustment pursuant to this Section E(2)(c) of Article 4 increase the Series D Conversion Price calculated pursuant this Article 4(E).

          (d) Notwithstanding any provision in this Article 4(E), upon automatic conversion of the Combined Series C Stock in accordance with this
     Article 4(E) pursuant to the closing of a Qualified Public Offering (as defined in Article 4(E)(8) below) in which the price per share at which shares of the Corporation's Common Stock are initially sold to the public is less than the Series C and/or Series C1 Conversion Price, then, upon the written consent of the holders of at least 80% of the Combined Series Stock then outstanding, the Series C and/or Series C1 Conversion Price in effect immediately prior to the closing of the Qualified Public Offering shall be reduced to such price per share at which shares of the Corporation's Common Stock are initially sold to the public in such Qualified Public Offering.

          (e) Notwithstanding any provision in this Article 4(E), there shall be no adjustment to any Conversion Price hereunder with respect to (i) the issuance or sale of up to 1,072,796 shares or options to purchase shares of the Corporation's Capital Stock (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) at a price per share less than such Conversion Price, to officers, directors or employees of or consultants to the Company pursuant to plans or arrangements approved by the Company's Board of Directors; provided that such number of shares shall be increased by the number of shares that are subject to options outstanding on August 31, 1999, or granted thereafter, that expire unexercised; (ii) the exercise of the Company's Options outstanding as of the date of filing of this Restated Certificate of Incorporation; (iii) the issuance of securities in connection with strategic or collaborative relationships, acquisitions and lending transactions approved by the Board of Directors of the Corporation; and
     (iv) the issuance of Common Stock upon conversion of the Preferred Stock.

     (3)  Effect on Conversion Price of Certain Events.  For purposes of
          --------------------------------------------
determining the adjusted Conversion Price under Article 4(E)(2) above, the following shall be applicable:

          (a)  Issuance of Rights or Options. If the Corporation in any manner
               -----------------------------
          grants or sells any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities (as defined below) ("Options") and the price per share for which Common Stock is issuable
            -------
          upon the exercise of such Options, or upon conversion or exchange of any stock or securities directly or indirectly convertible into or exchangeable for Common Stock ("Convertible Securities") issuable upon
                                          ----------------------
          exercise of such Options, is less than any Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per
                                                                    ---------
     share for which Common Stock is issuable" shall be determined by dividing
     ----------------------------------------
     (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of such applicable Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b)  Issuance of Convertible Securities. If the Corporation in any
               ----------------------------------
     manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than any Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be
          --------------------------------------------------
     determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of such applicable Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Article 4(E), no further adjustment of such applicable Conversion Price shall be made by reason of such issue or sale.

          (c)  Change in Option Price or Conversion Rate.  If the purchase
               -----------------------------------------
     price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any

     Convertible Securities are convertible into or exchangeable for Common Stock is reduced at any time, the applicable Conversion Prices in effect at the time of such change shall be immediately adjusted to the applicable Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. Notwithstanding the foregoing, no change in the Series D Conversion Price shall trigger adjustment to any other Conversion Price pursuant to this Article 4(E).

          (d)  Treatment of Expired Options and Unexercised Convertible
               --------------------------------------------------------
     Securities. Upon the expiration of any Option or the termination of any
     ----------
     right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Prices then in effect hereunder shall be adjusted immediately to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (e)  Calculation of Consideration Received.  If any Common Stock,
               -------------------------------------
     Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price (as defined below) thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined in good faith by the Corporation's Board of Directors. "Market Price" of any
                                                     ------------
     security means the average of the closing prices of such security's sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the last sale prices quoted in the NASDAQ System, or if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five days consisting of the day prior to the day as of which "Market Price" is being determined and the five consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined in good faith by the Corporation's Board of Directors.

          (f)  Integrated Transactions.  In case any Option is issued in
               -----------------------
     connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for such consideration as shall be determined in good faith by the Corporation's Board of Directors.

          (g)  Treasury Shares.  The number of shares of Common Stock
               ---------------
     outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (h)  Record Date. If the Corporation takes a record of the holders of
               -----------
     Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (i)  Waiver of Adjustment.  Notwithstanding anything to the
               --------------------
     contrary contained herein, there shall be no adjustment pursuant to this
     Article 4(E)(3):

               (i) if prior to the issuance of Common Stock, Options or Convertible Securities, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of such series of Preferred Stock affected by the adjustment, agreeing that no adjustment to such series of Preferred Stock shall be made as the result of such issuance; or

               (ii)  with respect to shares of Common Stock issued or issuable
          (1) as a dividend or distribution on the Preferred Stock or (2) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock issued pursuant to this clause (ii).

     (4)  Subdivision or Combination of Common Stock.  If the Corporation at
          ------------------------------------------
any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Prices in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Prices in effect immediately prior to such combination shall be proportionately increased.

     (5)  Extraordinary Event. Prior to the consummation of any Extraordinary
          -------------------
Event (other than an Extraordinary Event treated as a Liquidating Event pursuant to Article 4(C) above), the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of at least a majority of the Preferred Stock then outstanding) to ensure that each of the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Extraordinary Event if such holder had converted its Preferred Stock immediately prior to such Extraordinary Event. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of at least a majority of the Preferred Stock then outstanding) to ensure that the provisions of this Article 4(E) shall thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the applicable Conversion Prices to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of the Preferred Stock, if the value so reflected is less than any Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least a majority of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. Each holder of Preferred Stock shall have the right to elect the benefits of this Article 4(E) or, to the extent applicable, the benefits in connection with any such Extraordinary Event.

     (6)  Certain Events. If any event occurs of the type contemplated by the
          --------------
provisions of this Article 4(E) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in all the Conversion Prices so as to protect the rights of the holders of Preferred Stock; provided that no such adjustment shall increase the Conversion Prices as otherwise determined pursuant to this Article 4(E) or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Preferred Stock.

     (7)  Notice of Adjustment.  Upon the occurrence of each adjustment or
          --------------------
readjustment of any Conversion Price pursuant to this Section E, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written notice at any time issue a like certificate setting forth (a) such adjustment or readjustment, (b) the applicable Conversion Price at the time in effect and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder's shares.

     (8)  Automatic Conversion.
          --------------------

          (a) All of the outstanding shares of Series B, Series C and Series C1 Preferred Stock shall automatically convert into Common Stock upon the closing of a Qualified Public Offering (as defined below). The Corporation shall deliver notice of such mandatory conversion to all holders of such series of Preferred Stock at least three (3) business days prior to such closing. A "Qualified Public Offering" means a firm commitment underwritten
                 -------------------------
     Public Offering (as defined in Article 4(E)(2)(c) above) of shares of the Corporation's Common Stock in which the aggregate price paid by the public for the shares shall be at least $20 million and the price to the public is greater than $7.106 per share, subject to adjustment in the event of a recapitalization, stock dividend, stock split or the like.

          (b) All of the outstanding shares of Combined Series D Stock shall automatically convert into Common Stock upon the closing of a Series D Qualified Public Offering (as defined below). The Corporation shall deliver notice of such mandatory conversion to all holders of Combined Series D Stock at least three (3) business days prior to such closing. A "Series D
                                                                      --------
     Qualified Public Offering" means a firm commitment underwritten Public
     ------------------------
     Offering of shares of the Corporation's Common Stock in which the aggregate price paid by the public for the shares shall be at least $30 million and the price to the public is greater than $20.737 per share, subject to adjustment in the event of a recapitalization, stock dividend, stock combination, stock split or the like.

          (c) All of the outstanding shares of Series E Preferred Stock shall automatically convert into Common Stock at the Series E Conversion Rate (as defined in Section E(1)(b) of Article 4) upon the closing of the initial Public Offering of the Common Stock of the Corporation.

          (d) In addition to the foregoing paragraphs 8(a), 8(b) and 8(c), all of the outstanding shares of Series B Preferred Stock shall automatically convert into Common Stock upon the written consent of the holders of at least 80% of the Series B Preferred Stock then outstanding, all of the outstanding shares of Combined Series C Stock shall automatically convert into Common Stock upon the written consent of the holders of at least 80% of the Combined Series C Stock then outstanding, all of the outstanding shares of Combined Series D Stock shall automatically convert into Common Stock upon the written consent of the holders of at least a majority of the Combined Series D Stock then outstanding and all of the outstanding shares of Series E Preferred Stock shall automatically convert into Common Stock upon the written consent of the holders of at least a majority of the Series E Preferred Stock then outstanding. The Corporation shall provide written notice of such automatic conversion to all holders of the applicable series of Preferred Stock at least three (3) business days prior to such conversion.

     (9)  Conversion Procedure.
          --------------------

          (a) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (b) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with the Corporation's initial Public Offering, a Qualified Public Offering, a Series D Qualified Public Offering, an Extraordinary Event or any other transaction affecting the Corporation or any holder of Preferred Stock, the conversion of any shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall be deemed to be effective immediately prior to the consummation of such transaction.

          (c) Promptly (and in any event within five (5) business days in the case of subparagraph (i) below) after a conversion has been effected, the Corporation shall deliver to the converting holder:

               (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (ii)  payment in an amount equal to the amount payable under
          Article 4(E)(9) with respect to such conversion; and

               (iii) a certificate representing any shares of Preferred Stock which were represented by the certificate or certificates delivered to the

          Corporation in connection with such conversion but which were not converted.

          (d) The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof (so long as such certificates are issued in the name of the record holder of such Preferred Stock) or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes (other than any taxes relating to any dividends paid with respect thereto), liens, charges and encumbrances with respect to the issuance thereof.

          (e) The Corporation shall not close its books against the transfer of Preferred Stock or of Common Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Corporation shall assist and cooperate with any holder of such shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of such shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

     (10)  No Fractional Shares.  No fractional shares of Common Stock shall
           --------------------
be issued upon conversion of the Preferred Stock and any portion of the purchase price thereof which would otherwise be convertible into a fractional share of Common Stock shall be paid in cash at a per share price equal to the applicable Conversion Price.

     (11)  No Impairment.  The Corporation will not, by amendment of this
           -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action (other than actions taken in good faith), avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in carrying out all the provisions of this Article 4(E) and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

     (12)  Reservation of Common Stock.  The Corporation shall, at all times
           ---------------------------
when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. Before taking any action which would cause the effective purchase price for any series of Preferred Stock to be less than the respective par value of the shares of such series of Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such effective purchase price.

5.   Board of Directors. Elections of directors need not be written ballot
     ------------------
unless a stockholder demands election by written ballot at the meeting and before voting commences. The number of directors, which constitute the whole Board of Directors of the Corporation, shall be designated in the Bylaws of the Corporation.

6.   Duration of Existence. The Corporation is to have perpetual existence.
     ---------------------

7.   Amendment of Bylaws. In furtherance and not in limitation of the powers
     -------------------
conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

8.   Meetings of Stockholders; Corporate Records. Meetings of stockholders may
     -------------------------------------------
be held within or without the State of Delaware, as the Bylaws my provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

9.   Director Liability. No director of the corporation shall have personal
     ------------------
liability arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) under
Section 174 of the General Corporation Law of Delaware or any successor provision.

     Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of Delaware is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

     This provision shall not affect any provision permitted under the General Corporation Law of Delaware in the certificate of incorporation, bylaws or contract or resolution of the corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification.

10.  Indemnification of Directors. The Corporation shall indemnify any person
     ----------------------------
made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director at the request of the Corporation or any predecessor to the Corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding to the full extent permitted by law. The Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. Neither any amendment nor repeal of this Article 10, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 10, shall eliminate or reduce the effect of this Article 10 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 10, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

11.  Indemnification of Officers, Employees and Agents. The Corporation shall
     -------------------------------------------------
have the power to indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was an officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an officer, employee or agent at the request of the Corporation or any predecessor to the Corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding to the full extent permitted by law. The Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. Neither any amendment nor repeal of this
Article 11, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article 11 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 11, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

12.  Amendment. The Corporation reserves the right to amend, alter, change or
     ---------
repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

13.  Exchange, Reclassification or Cancellation. All provisions relating to any
     ------------------------------------------
exchange, reclassification or cancellation of issued shares are set forth in this Certificate of Incorporation.

14.  Retirement of Shares. Any shares of Series A Preferred Stock, Series B
     --------------------
Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock or Series E Preferred Stock redeemed, purchased or otherwise acquired by the Corporation shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation.